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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 15, 1998 covering the audited consolidated financial statements of Amedisys, Inc. included in its Form S-8 dated August 3, 1998.


                                     ARTHUR ANDERSEN LLP


New Orleans, Louisiana
August 3, 1998
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Amedisys, Inc. on Form S-8 of our report dated April 15, 1998, appearing in the Annual Report on Form 10-K of Amedisys, Inc. for the year ended December 31, 1997.

/s/ Hannis T. Bourgeois, L.L.P.
Hannis T. Bourgeois, L.L.P.

Baton Rouge, Louisiana
August 3, 1998